JPMORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.



Trade
Date     	Issue
11/06/01	Alamosa Holdings, Inc.

Shares            Price         Amount
35,325		  $14.75	$521,044.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.81        N/A	.74%	             1.74%

     Broker
Salomon Smith Barney, Inc.

Underwriters of Alamosa Holdings, Inc.


Underwriters     	             Number of Shares
Salomon Smith Barney, Inc. 		    1,536,000
J.P. Morgan Securities, Inc.                1,188,000
Merrill Lynch, Pierce, Fenner & Smith, Inc. 1,188,000
Bear, Stearns & Co., Inc.          	      222,000
William Blair & Company, LLC.                 222,000
First Union Securities, Inc.                  222,000
Goldman, Sachs & Co.                          222,000
Total     			         $  4,800,000



JPMORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/14/01	Weight Watchers International, Inc.

Shares            Price         Amount
39,050		  $24.00	$937,200.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.26        N/A	.22%	             .53%

     Broker
First Boston Brokerage

Underwriters of Weight Watchers International, Inc.

Underwriters     	                  Number of Shares
Credit Suisse First Boston Corp. 	     $ 3,809,750
Goldman, Sachs & Co.     		       3,809,750
Merrill Lynch, Pierce, Fenner & Smith, Inc.    2,643,500
Salomon Smith Barney, Inc.                     2,643,500
UBS Warburg LLC                                2,643,500
ABN AMRO Rothschild LLC                          100,000
Banc of America Securities LLC                   100,000
Bear, Stearns & Co., Inc.                        100,000
Deutsche Banc/Alex Brown, Inc.                   100,000
A.G. Edwards & Sons, Inc.                        100,000
Invemed Associates LLC                           100,000
Lehman Brothers, Inc.                            100,000
J.P.Morgan Securities, Inc.                      100,000
Prudential Securities, Inc.                      100,000
RBC Dain Rauscher, Inc.                          100,000
Scotia Capital (USA), Inc.                       100,000
U.S. Bancorp Piper Jaffray, Inc.                 100,000
Robert W. Baird & Co., Inc                        50,000
Davenport & Company LLC                           50,000
Gruntal & Co., LLC                                50,000
Janney Motgomery Scott LLC                        50,000
Johnston, Lemon & Co., Inc.                       50,000
Edward D. Jones & Co., L.P.                       50,000
C.L. King & Associates, Inc.                      50,000
Legg Mason Wood Walker, Inc.                      50,000
Parker/Hunter, Inc.                               50,000
Raymond James & Associates, Inc.                  50,000
Sanders Morris Harris                             50,000
SunTrust Capital markets, Inc.                    50,000
The Williams Capital group, L.P.                  50,000
Total                                        $17,400,000




JPMORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/12/01	AMN Healthcare Services, Inc.

Shares            Price         Amount
58,825	 	  $17.00	$1,000,025

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue       JPMorgan Funds
$1.19        N/A	0.59%	           1.40%

  Broker
MAM Securities, LLC

Underwriters of AMN Healthcare Services, Inc.
                                                  NUMBER
UNDERWRITERS                                     OF SHARES

Banc of America Securities LLC			   3,600,000
UBS Warburg LLC					   2,200,000
J.P. Morgan Securities, Inc.			   2,200,000
Bear, Stearns & Co., Inc.			     145,000
Credit Suisse First Boston Corp.		     145,000
Deutsche Banc/Alex Brown, Inc.			     145,000
Lehman Brothers, Inc.				     145,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.	     145,000
Morgan Stanley & Co, Inc.			     145,000
Salomon Smith Barney, Inc.			     145,000
U.S. Bancorp. Piper Jaffray, Inc.		     145,000
Advest, Inc.					      70,000
Robert W. Baird & Co. Inc. 			      70,000
William Blair & Company, LLC			      70,000
Buckingham Research Group			      70,000
First Southwest Co.				      70,000
Gerard Klauer Mattison & Co. 			      70,000
Jeffries & Co., Inc. 				      70,000
Legg Mason Wood Walker, Inc.	                      70,000
Morgan Keegan & Co., Inc. 	                      70,000
Raymond James & Associates, Inc. 		      70,000
SunTrust Robinson Humphrey			      70,000
Wells Fargo Van Kasper				      70,000
Total                                            $10,000,000



JPMORGAN U.S. SMALL COMPANY OPPORTUNITIES FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.


Trade
Date     	Issue
11/28/01	Educational Management Corp.

Shares            Price         Amount
8,650    	  $32.50	$281,125.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$1.63       N/A	        0.19%		    .61%

Broker
First Boston Brokerage

Underwriters of Education Management Corp.

Underwriters     	            Number of Shares
J.P. Morgan Securities, Inc.		   1,935,000
Credit Suisse First Boston Corp.	   1,290,000
Thomas Weisel Partners LLC	             774,000
First Analysis Securities Corp.		     301,000
SunTrust Capital Markets, Inc.	             100,000
Barrington Research Associates, Inc.          50,000
Legg Mason Wood Walker, Inc.		      50.000
Total   		                  $4,500,000